SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               Amendment No. 1 to
                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 13, 2002

                        Commission File Number: 000-49954

                             Maximum Dynamics, Inc.
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             (Exact name of registrant as specified in its charter)

Colorado                                                             84-1556886
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(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

2 North Cascade Avenue, Suite 1100, Colorado Springs, Colorado            80903
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(Address of principal executive offices)                             (Zip Code)

                                 (719) 338-7743
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              (Registrant's Telephone Number, Including Area Code)


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                   (Former name, if changed since last report)

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      (Former Address and Telephone Number of Principal Executive Offices)



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ITEM 2.  ACQUISITION OF ASSETS.

On December 13, 2002, the Registrant entered into an Asset Purchase Agreement entered with The Mini-Cap Sector and acquired some of the assets of Equity Research, Inc., a Colorado corporation ("ERI"). ERI is a co-owner of The Mini-Cap Sector, which in turn, coined the phrase "mini-cap" stocks for companies with market capitalization under $50 million. Founded in August 1995 by Mr. James L. Budd and Mr. James P. Sprout, ERI has focused on the creation of profitable investment models founded by research of stock market inefficiencies. Since then, ERI has developed The Mini-Cap Sector to include proprietary trading models, proprietary research methodologies, published research on more than 100 companies, a mini-cap index, a mini-cap database, a financial consulting and investment banking service, and fully integrated websites that contain subscriber bases and access to research reports. Mr. Budd is the president and majority shareholder of ERI.

The Registrant will acquire the above-named assets for a combination of cash, debt and stock. In the agreement, the Registrant will acquire ERI's and The Mini-Cap Sector's pre-existing business opportunities with mini-cap companies that include investment banking, management consulting and other contract opportunities with additional companies. The Registrant anticipates that these pre-existing business opportunities will help generate additional revenue and income.

ITEM 5. OTHER EVENTS.

Reference is made to the Registrant's press release dated December 16, 2002.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

The financial information required by this Item will be filed by amendment no later than 75 days following the closing date of the Agreements.

Index to Exhibits

2.1      MiniCap Sector Purchase Agreement

99.1     Press Release dated December 16, 2002



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 Maximum Dynamics, Inc.


December 26, 2002                        By:     /s/ Eric Majors
                                                 ------------------------------
                                                 Eric Majors, President